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                                                                     Exhibit 4.3

                               THE LTV CORPORATION
                      SALARIED EMPLOYEES' STOCK OPTION PLAN
                          (Effective January 24, 1997)


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                               THE LTV CORPORATION
                      SALARIED EMPLOYEES' STOCK OPTION PLAN
                          (Effective January 24, 1997)

                                TABLE OF CONTENTS

                                                                            Page

1.   Purpose.................................................................-1-

2.   Definitions.............................................................-1-

3.   Stock Available Under the Plan..........................................-2-

4.   Option Rights...........................................................-3-

5.   Transferability.........................................................-3-

6.   Fractional Shares.......................................................-4-

7.   Participation by Employees of a Less-Than-80% Affiliate.................-4-

8.   Certain Terminations of Employment, Hardship and Approved
     Leaves of Absence.......................................................-4-

9.   Foreign Employees.......................................................-4-

10.  Administration of the Plan..............................................-5-

11.  Amendments and Other Matters............................................-5-

12.  Unfunded Status of the Plan.............................................-5-

13.  Change in Control Provisions............................................-6-

14.  Adjustments.............................................................-6-

15.  Withholding Taxes.......................................................-6-

16.  General Provisions......................................................-7-

17.  Proceeds and Expenses...................................................-7-

18.  Severability............................................................-7-

19.  Construction............................................................-7-


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                               THE LTV CORPORATION
                      SALARIED EMPLOYEES' STOCK OPTION PLAN
                          (EFFECTIVE JANUARY 24, 1997)

         1. PURPOSE. The LTV Corporation, a Delaware Corporation, hereby adopts The LTV Corporation Salaried Employees' Stock Option Plan effective January 24, 1997. The purpose of the Plan is to attract, retain and motivate employees of The LTV Corporation and its Affiliates and to promote ownership and holding of Stock of the Corporation by employees, thereby reinforcing a mutuality of interest with other stockholders.

         2. DEFINITIONS.

            (a)  As used in the Plan,

            "AFFILIATE" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest.

            "BOARD" means the Board of Directors of the Corporation.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMMITTEE" means the committee described in Section 10(a).

            "CORPORATION" means The LTV Corporation, a Delaware corporation, or its successor or successors.

            "DATE OF GRANT" means the date specified by the Committee on which a grant of Option Rights shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

            "DISABILITY" means a condition which entitles an Optionee to benefits under the disability income plan of the Corporation or an Affiliate.

            "FAIR MARKET VALUE" means, with respect to a share of Stock as of any given day (i) the last reported closing price for a share of Stock on the New York Stock Exchange for the day as of which such determination is being made or, if there was no sale of Stock so reported for such day, on the most recently preceding day on which there was such a sale; or if the Stock is not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is being made, the amount determined by the Committee to be the fair market value of a share of Stock on such day, or (ii) if greater, the lowest price necessary to avoid any adjustment in the exercise price or exercise quantity of the




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Series A Warrants pursuant to the Warrant Agreement dated as of June 28, 1993 between the Corporation and Society Bank.

            "LESS-THAN-80% AFFILIATE" means an Affiliate with respect to which the Corporation directly or indirectly owns or controls less than 80 % of the total combined voting or other decision-making power.

            "OPTION CERTIFICATE" means a written certificate issued by the Corporation which is approved in accordance with Section 4 and which sets forth the terms and conditions of an Option Right.

            "OPTIONEE" means a person who is a salaried employee of the Corporation or any Affiliate, who is not a participant in the Long-Term Incentive Program component of The LTV Corporation Management Incentive Program, and who is in a class designated by the Committee to be issued Option Certificates.

            "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

            "OPTION RIGHT" means the right to purchase shares of Stock upon exercise of an option granted pursuant to Section 4.

            "PLAN" means The LTV Corporation Salaried Employees' Stock Option Plan (Effective January 24, 1997) adopted by the Board on such date, as it may be amended from time to time.

            "RETIREMENT" means retirement from active employment with the Corporation and each of its Affiliates on or after attainment of age 65, unless an earlier retirement is provided for in an Option Certificate.

            "STOCK" means (i) shares of the common stock of the Corporation, par value $.50 per share, and (ii) any security into which Stock may be converted by reason of any transaction or event of the type referred to in Section 14.

         3. STOCK AVAILABLE UNDER THE PLAN.

            (a) Subject to adjustment as provided in Section 14, the number of shares of Stock authorized for issuance under the Plan is 1,000,000 shares of Stock, which may be Stock of original issuance or Stock held in treasury or a combination thereof. If any award terminates, expires or is cancelled with respect to any Stock, new awards may thereafter be granted covering such shares of Stock.

            (b) Upon the full or partial payment of any Option Price by the transfer to the Corporation of shares of Stock or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under the Plan by the transfer or relinquishment of shares of Stock, there shall be deemed to have



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been issued or transferred under the Plan only the net number of shares of Stock actually issued or transferred by the Corporation.

         4. OPTION RIGHTS. The Committee may from time to time authorize grants to Optionees of options to purchase shares of Stock subject to Section 3 upon such terms and conditions as the Committee may determine in accordance with the following provisions:

            (a) Each grant shall specify an Option Price per share of Stock, which shall be equal to or greater than the Fair Market Value per share of Stock on the Date of Grant.

            (b) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include cash in the form of currency or certified or cashier's check or other cash equivalent acceptable to the Committee, nonforfeitable, unrestricted shares of Stock (including by attestation), which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, any other legal consideration, that the Committee may deem appropriate, on such basis as the Committee may determine in accordance with the Plan and any combination of the foregoing.

            (c) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the shares of Stock to which the exercise relates.

            (d) Successive grants may be made to the same Optionee regardless of whether any Option Rights previously granted to such Optionee remain unexercised.

            (e) Each grant shall specify the period or periods of continuous employment of the Optionee by the Corporation or any Affiliate that are necessary before the Option Rights shall become exercisable, and any grant may provide for the earlier exercisability of such rights in the event of Retirement, death or Disability of the Optionee or a change in control of the Corporation or other similar transaction or event. Unless otherwise determined by the Committee at or after grant, no option shall be exercisable during the 6 months following the date of the granting of the option.

            (f) Option Rights granted under the Plan are not intended to qualify under particular provisions of the Code.

            (g) Each grant shall be evidenced by an Option Certificate.

         5. TRANSFERABILITY.

            (a) No Option Right awarded under the Plan shall be transferable by an Optionee other than by will or the laws of descent and distribution. Option Rights shall be exercisable during an Optionee's lifetime only by the Optionee or, in the event of the



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Optionee's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Optionee under state law and court supervision.

            (b) Any Option Right made under the Plan may provide that all or any part of the shares of Stock that are to be issued or transferred by the Corporation upon the exercise of Option Rights shall be subject to further restrictions upon transfer.

         6. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional shares of Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

         7. PARTICIPATION BY EMPLOYEES OF A LESS-THAN-80% AFFILIATE. As a condition to the effectiveness of any grant to be made hereunder to an Optionee who is an employee of a Less-Than-80% Affiliate, regardless whether such Optionee is also employed by the Corporation or another Affiliate, the Committee may require the Less-Than-80% Affiliate to agree to transfer to the Optionee (as, if and when provided for under the Plan and any applicable agreement entered into between the Optionee and the Less-Than-80% Affiliate pursuant to the Plan) the shares of Stock that would otherwise be delivered by the Corporation upon receipt by the Less-Than-80% Affiliate of any consideration then otherwise payable by the Optionee to the Corporation. Any such grant may be evidenced by an agreement between the Optionee and the Less-Than-80% Affiliate, in lieu of the Corporation, on terms consistent with the Plan and approved by the Committee and the Less-Than-80% Affiliate. All shares of Stock so delivered by or to a Less-Than-80% Affiliate will be treated as if they had been delivered by or to the Corporation for purposes of Section 3 and all references to the Corporation in the Plan shall be deemed to refer to the Less-Than-80% Affiliate except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

         8. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its discretion, provide in any Option Certificate that, in the event of termination of employment by reason of Retirement, death, Disability, early retirement, termination of employment to enter public service or leave of absence, or in the event of hardship or other special circumstances, of an Optionee who holds an Option Right that is not immediately and fully exercisable, any limitation or requirement with respect to any Option Right under the Plan may be waived or modified.

         9. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Article, the Committee may provide for such special terms for awards to Optionees who are foreign nationals, or who are employed by the Corporation or any Affiliate outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such



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document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments, or restatements shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation where such approval would be required for such provisions to be effective.

        10. ADMINISTRATION OF THE PLAN.

            (a) The Plan shall be administered by the Compensation and Organization Committee of the Board. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

            (b) The interpretation and construction by the Committee of any provision of the Plan or of any Option Certificate, agreement, notification or document evidencing the grant of Option Rights and any determination by the Committee pursuant to any provision of the Plan or any such Option Certificate, agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

        11. AMENDMENTS AND OTHER MATTERS.

            (a) The Plan may be amended, altered or discontinued at anytime and from time to time by the Board. Without limiting the generality of the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

            (b) With the concurrence of the affected Optionee, the Committee may cancel any Option Certificate or agreement evidencing Option Rights granted under the Plan. In the event of such cancellation, the Committee may authorize the granting of new Option Rights hereunder, which may or may not cover the same number of shares of Stock that had been the subject of the prior award, at such Option Price and subject to such other terms, conditions and discretions as would have been applicable under the Plan had the cancelled Option Rights or other awards been granted.

            (c) The Plan shall not confer upon any Optionee any right with respect to continuance of employment or other service with the Corporation or any Affiliate and shall not interfere in any way with any right that the Corporation or any Affiliate would otherwise have to terminate any Optionee's employment or other service at any time.

        12. UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to an Optionee by the Corporation, nothing contained in the Plan shall give any such Optionee any rights that are greater than those of a general creditor of the Corporation.



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         13. CHANGE IN CONTROL PROVISIONS. The Committee, in its discretion, may provide at the time of a grant of any Option Right under the Plan that the terms of the Option Right, including, but not limited to, the method of determining Fair Market Value, or the date on which an Option Right vests or becomes exercisable, may be modified in the event of a change in control. Except as otherwise provided under the Plan, the Committee may determine at any time at or after the grant of an Option Right under the Plan, (a) the criteria used to determine whether a change in control has occurred, and (b) whether a change in control has in fact occurred.

         14. ADJUSTMENTS. The Committee may make or provide for such adjustments in the (a) number of shares of Stock covered by outstanding Option Rights granted hereunder, (b) prices per share applicable to such Option Rights, and
(c) kind of shares (including shares of another issuer) covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Optionees that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or
(iii) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Option Rights under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Option Rights so replaced. Moreover, the Committee may on or after the Date of Grant provide in the Option Certificate or agreement evidencing any Option Right under the Plan that the holder of the Option Right may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. In any case, such substitution of securities shall not require the consent of any person who is granted awards pursuant to the Plan.

         15. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by an Optionee or other person under the Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Optionee or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The Corporation and any Optionee or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.



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        16. GENERAL PROVISIONS.

            (a) The Committee may require each person purchasing shares of Stock pursuant to an Option Right or otherwise under the Plan to represent to and agree with the Corporation in writing that the Optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

            All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Exchange Act, any stock exchange upon which the shares of Stock are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

            (c) At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Optionee shall be required to offer to the Corporation any shares of Stock that the Optionee wishes to sell, with the price being the then Fair Market Value of the shares of Stock, subject to such other terms and conditions as the Committee shall specify at the time of grant.

            (d) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, to the extent not preempted by federal law.

        17. PROCEEDS AND EXPENSES. The proceeds received by the Corporation from the sale of shares of Stock pursuant to the exercise of Option Rights shall be used for general corporate purposes. The Corporation shall bear any expenses associated with the administration of the Plan.

        18. SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

        19. CONSTRUCTION. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender and the singular shall be deemed to include the plural, unless the context clearly indicates to the contrary.



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         The undersigned does herewith execute The LTV Corporation Salaried
Employees' Stock Option Plan (Effective January 24, 1997).

ATTEST                                      THE LTV CORPORATION



/s/ Hal C. Hedrick, Jr.                     /s/ David H. Hoag
_______________________                     __________________________________
Assistant Secretary                         Chairman of the Board of Directors



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